Exhibit 10.4
Form of Amended and Restated
Non-Qualified Stock Option Award Agreement

AMENDED AND RESTATED
ATRION CORPORATION
2006 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (the "Agreement") is made and entered into effective as of [DATE], by and between Atrion Corporation, a Delaware corporation (the "Company"), and [NAME OF PARTICIPANT] (the "Participant"), pursuant to the Amended and Restated Atrion Corporation 2006 Equity Incentive Plan, as amended and restated from time to time (the "Plan"). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

W I T N E S S E T H:

WHEREAS, pursuant to the Plan and subject to the execution of this Agreement, the Committee has granted, and the Participant desires to receive, an Award.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

AWARD OF OPTION. On the date specified on Exhibit A attached hereto (the "Date of Grant") but subject to the execution of this Agreement, the Company granted to the Participant an Award in the form of a Non-Qualified Stock Option (the "Option") to purchase from the Company the number of shares of Common Stock (the "Shares") set forth on said Exhibit A for the price per Share (the "Option Price") set forth on said Exhibit A.

EFFECT OF PLAN. The Option is in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect to the Plan to the same extent and with the same effect as if set forth fully herein. The Participant hereby acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest in the Option.

VESTING AND EXERCISABILITY OF OPTION. The Option may be exercised and Shares may be purchased by the Participant as the result of such exercise only during the term or terms set forth on Exhibit A attached hereto; provided, however, that in no event shall the total number of Shares purchased hereunder pursuant to the exercise of the Option exceed the number set forth on Exhibit A attached hereto, as the same may be adjusted in accordance with the Plan.

Limitations on Exercise of Option. The Option may not be exercised after its expiration date.

No Vesting After Termination. Notwithstanding any other provision hereof, in no event may the Option be exercised at any time after Termination of Employment with respect to any number of Shares in excess of the number of Shares as to which the Option was exercisable at the time of Termination of Employment.

METHOD OF EXERCISE. The Option shall be exercised by delivery to the Company at its principal office of written notice of the Participant's intent to exercise the Option with respect to the number of Shares then being purchased, accompanied by payment in full to the Company of the amount of the Option Price for the number of Shares then being purchased. The Option Price may be paid as follows, as elected by the Participant:

in the manner set forth in Sections 5.2.4.1-5.2.4.4 of the Plan; or

through any combination of the consideration provided for in this Section 4 or such other method approved by the Committee consistent with applicable law.

SURRENDER OF AGREEMENT ON EXERCISE. In case of any exercise of the Option, this Agreement shall be surrendered to the Company. The Company shall thereupon cause to be issued and delivered to the Participant (or, in the event of a cashless exercise pursuant to Section 5.2.4.4, to the Participant's broker-dealer), as soon as reasonably may be done in accordance with the terms of the Plan, a certificate or certificates, representing the Shares so purchased and fully paid for. In the event of a partial exercise of the Option, the Company shall endorse on Exhibit B attached hereto the fact that the Option has been partially exercised on such date, setting forth the number of Shares as to which the Option has been exercised on such date and the number of Shares then remaining subject to the Option, and return this Agreement to the Participant.

NO ASSIGNMENT. The Option is personal to the Participant and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant; provided, however, that the Participant may transfer the Option at any time or from time to time to any one or more of the Participant’s “family members” as that term is defined in the General Instructions to Form S-8 under the Securities Act of 1933. Any transferee shall remain subject to all of the terms and conditions applicable to the Option prior to such transfer.

AUTHORITY OF COMMITTEE. Notwithstanding any provision of the Plan or of this Award Agreement to the contrary, the Committee, in its sole and exclusive discretion, shall have the power at any time to (a) accelerate the vesting and exercisability of the Option including, without limitation, acceleration to such a date that would result in the Option becoming fully and immediately vested and exercisable or (b) waive any restrictions of the Option.

TERMINATION. This Agreement shall terminate on the earliest of:

the date on which the Option is exercised with respect to all of the Shares then subject to the Option;

the date on which the Option is forfeited; and

[NUMBER] years from the Date of Grant.

TAX WITHHOLDING.

Regardless of any action the Company or the Subsidiary employing the Participant takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other applicable taxes (“Tax Items”) in connection with the Award, the Participant hereby acknowledges and agrees that the ultimate liability for all Tax Items legally due by the Participant is and remains the responsibility of the Participant. Further, if the Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company or the Subsidiary employing the Participant may be required to withhold or account for Tax Items in more than one jurisdiction.

The Participant acknowledges and agrees that the Company and the Subsidiary employing the Participant: (i) make no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Award, including, but not limited to, the award or vesting of the Option, the exercise of the Option, the delivery of the Shares upon exercise or the subsequent sale of Shares acquired upon exercise; and (ii) does not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax Items.

Prior to exercise of the Option, the Participant must pay or make adequate arrangements satisfactory to the Company or the Subsidiary employing the Participant to satisfy all withholding obligations for Tax Items of the Company or the Subsidiary employing the Participant arising from exercise of the Option. In this regard, in lieu of all or any part of a cash payment, the Participant may elect to satisfy all or part of the withholding obligations for Tax Items by (i) having the Company withhold a portion of the Shares issuable upon exercise of the Option or (ii) delivering shares of Common Stock owned by the Participant, duly endorsed for transfer, to the Company, in each case with a Fair Market Value equal to the amount of the withholding obligations to be satisfied in such manner. The Company or the Subsidiary employing the Participant will remit the total amount paid or withheld for Tax Items to the appropriate tax authorities.

SECTION 409A. This Agreement is intended to comply with Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes and penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representation that the payments and benefits provided hereunder comply with Section 409A of the Code, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement shall not be deemed to confer upon the Participant any right to continue the Participant's employment by the Company or any Subsidiary employing the Participant, and the Company or any Subsidiary employing the Participant may terminate such employment at any time for any reason, subject to the provisions of any applicable employment agreement.

MISCELLANEOUS.

The Participant's rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan. This Agreement may not be changed orally, but may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision of this Agreement.

This Agreement shall bind the parties, their respective heirs, executors, administrators, successors and assigns. Nothing contained herein shall be construed as an authorization or right of any party to assign their respective rights or obligations hereunder and the Participant shall have no right to assign this Agreement, and any such attempted assignment shall be ineffective. This Agreement shall be binding upon the Company and its successors and assigns.

This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and the terms of the Plan shall govern in the event of any inconsistency between the Plan and this Agreement.

Any notice required or permitted to be given to the Company hereunder shall be in writing and addressed to the Secretary of the Company at the Company’s principal office. Any notice required or permitted to be given to the Participant shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing from time to time. Notices hereunder shall be deemed to have been given when deposited in the United States mail, postage prepaid and sent by certified or registered mail to the above addresses.

This Agreement shall be interpreted and construed according to and governed by the laws of the State of Texas.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Agreement as of the day and year first written above.

ATRION CORPORATION By: Name: Title: PARTICIPANT

EXHIBIT A

TO

AWARD AGREEMENT

Participant:

Grant Date:

Option Price: $

Shares Subject to Option	Can Only Be Exercised After	Must Be Exercised By

EXHIBIT B

TO

AWARD AGREEMENT

PARTIAL EXERCISE

Date of	No. of Shares	No. of Shares	Signature of
Exercise	Purchased Officer	Remaining	Endorsing